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                                                                     Exhibit 1.3

                                  (Translation)



                      Regulations of the Board of Directors


CHAPTER I    GENERAL PROVISIONS

Article 1  (Purpose)
       Unless otherwise provided by laws and ordinances or the Articles of Incorporation, matters concerning the Board of Directors shall be governed by these Regulations.

Article 2  (Constitution)
       1.  The Board of Directors shall consist of all the directors.

       2. Statutory auditors may be present and express their opinions at the meetings of the Board of Directors.

Article 3  (Kinds and Time of Meetings of the Board of Directors)
       1. Meetings of the Board of Directors shall consist of ordinary meetings of the Board of Directors and extraordinary meetings of the Board of Directors.

       2. An ordinary meeting of the Board of Directors shall be held at least once three months in principle.

       3. An extraordinary meeting of the Board of Directors shall be held whenever necessary.

CHAPTER II   CONVOCATION

Article 4    (Convener)
       The President and Director shall convene the meetings of the Board of Directors. When the President and Director is unable to so act, one of the other directors determined in accordance with an order predetermined by resolution of the Board of Directors shall convene the meeting.

Article 5    (Convocation Procedures)
       1. The Board of Directors shall, in accordance with the provisions of these Regulations, give each director and statutory auditor notice of convocation of a meeting of the Board of Directors at least three (3) days prior to the date of such meeting; provided, however, that in case of urgency, such period may be

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            shortened.

       2. A notice of convocation of meeting of the Board of Directors shall be a written form stating the time, date and place thereof and agenda items thereat; provided, however, that in case of urgency, such information may be given orally and the agenda items may be omitted.

       3. In case unanimous consent is given by all the directors and statutory auditors, a meeting of the Board of Directors may be held without the convocation procedures.

Article 6   (Request for Convocation of Meetings)
       1. When any director other than the convener determines it necessary to have a meeting of the Board of Directors convened, such director may request convocation of a meeting of the Board of Directors by submitting to the convener a written notice setting forth the agenda and the reasons therefor.

       2. When any statutory auditor determines it necessary to have a meeting of the Board of Directors convened for auditing purposes, such statutory auditor may request convocation of a meeting of the Board of Directors by submitting to the convener a written notice to the effect.

       3. If any request is made pursuant to the preceding two (2) paragraphs and the convener does not, within five (5) days from the date of such request, convene a meeting of the Board of Directors scheduled to be held within two (2) weeks from the date of such request, the director or the statutory auditor who made such request may convene a meeting of the Board of Directors.

CHAPTER III   PROCEEDINGS


Article 7   (Chairman)
       1. The President and Director shall act as chairman of the Board of Directors. When the President and Director is unable to so act, one of the other directors determined in accordance with an order predetermined by the Board of Directors shall act as chairman.

       2. If the chairman of the Board of Directors has a special interest in any of the agenda items presented at a meeting, one of the other directors determined in the manner set forth above shall act as chairman only during the discussion of the relevant agenda item.

Article 8   (Matters Referred to the Meetings of the Board of Directors)
       1. Matters referred to a meeting of the Board of Directors shall be those set forth in

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                the Exhibit.
       2. Notwithstanding the preceding paragraph, if it is deemed necessary, any director may refer any matter to a meeting of the Board of Directors.

Article 9       (ex post facto Approval)
       1. Notwithstanding the preceding Article, representative directors are authorized to take appropriate measures for the matters unable to refer to a meeting of the Board of Directors due to urgency or any other unavoidable reason.

       2. In case of the preceding paragraph, the relevant representative director shall immediately report the fact to the Board of Directors and obtain approval thereof.

Article 10      (Method of Adopting Resolutions)
       1. A meeting of the Board of Directors shall be effective when a majority of all the directors are present and a resolution shall be adopted by a majority of the directors present.

       2. Any director having special interest in any of the agenda items of a meeting of the Board of Directors may not participate in the resolution of the relevant agenda item. In such case, such director shall not be included in the number of the directors present.

       3. The chairman shall, upon request by any director or statutory auditor who is unable to attend a meeting of the Board of Directors, present his/her written opinion to the Board of Directors at such meeting.

Article 11      (Attendance of Other Persons)
       The Board of Directors may, when it deems necessary, require persons other than the directors or statutory auditors to attend a meeting of the Board of Directors and ask for their opinion or explanation.

Article 12      (Opinion of Statutory Auditors)
       1. The chairman may, when he/she deems necessary, require statutory auditors to express their opinions.

       2. Statutory auditors may, when they deem necessary, express their opinion with respect to the matters other than the agenda items of the meeting of the Board of Directors.

Article 13      (Reports)
       1. Representative directors shall report or explain to the Board of Directors at its

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                meeting with respect to the execution of business of the Company or any other necessary information at least once in every three months; provided, however, that depends on the matters, they may cause other director who is in charge of the relevant business to report in their stead.

       2. When a director executes a conflict transaction or a transaction with the Company, such director shall promptly report to the Board of Directors important matters concerning such transaction.

Article 14      (Minutes)
       The substance of the proceedings at a meeting of the Board of Directors and the results thereof shall be recorded in the minutes, and the directors and statutory auditors present thereat shall affix their names and seals thereto.

CHAPTER IV            MISCELLANEOUS

Article 15      (Other Matters)
       With respect to the operation of the Board of Directors, matters not stipulated in laws and ordinances or the Articles of Incorporation shall be determined by the convener in case of matters concerning convocation of meetings of the Board of Directors and by the chairman in case of any other matters.

Article 16      (Amendment Procedures)
       These Regulations may be amended only by resolution of the Board of Directors.

SUPPLEMENTARY PROVISIONS

These Regulations shall become effective on March 26, 2002.

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Exhibit

           Matters Referred to the Meetings of the Board of Directors

1.     Matters provided by laws and ordinances:
       (1) Convocation of general meetings of shareholders (Article 231 of the Commercial Code);
       (2) Appointment and removal of managers (Article 260, paragraph 2, item 3 of the Commercial Code);
       (3) Appointment of representative directors (Article 261, paragraph 1 of the Commercial Code);
       (4) Approval of conflicting transactions by a director (Article 264, paragraph 1 of the Commercial Code);
       (5) Approval of transactions executed between the Company and a director (Article 265, paragraph 1 of the Commercial Code);
       (6) Issuance of new shares (Article 280-2, paragraph 1 of the Commercial Code);
       (7) Approval of business reports (Article 281, paragraph 1 and Article 283, paragraph 1 of the Commercial Code);
       (8) Approval of balance sheets and income statements (Article 16, paragraph 1 of the Special Laws for the Commercial Code);
       (9)    Approval of schedules (Article 281, paragraph 1 of the Commercial
              Code);
       (10)   Capitalization of legal reserve (Article 293-3 of the Commercial
              Code);
       (11) Subdivision of shares and related amendments of the Articles of Incorporation in relation to the total number of shares to be issued (Articles 218 through 220 of the Commercial Code);
       (12)   Interim dividends (Article 293-5, paragraph 1 of the Commercial
              Code);
       (13) Issuance of bonds and convertible bonds (Article 296 and Article 341-2, paragraph 2 of the Commercial Code);
       (14) Issuance of bonds with subscription warrants (Article 341-8, paragraph 2 of the Commercial Code);
       (15) Assignment and acquisition of property of one hundred million yen (JPY100,000,000) or more per case at market value
              (Article 260, paragraph 2, item 1 of the Commercial Code);
       (16) Creation and transfer of lease on property of one hundred million yen (JPY100,000,000) or more per case at market value (Article 260, paragraph 2, item 1 of the Commercial Code);
       (17) Abandonment of claims of one hundred million yen (JPY100,000,000) or more per case (Article 260, paragraph 2, item 1 of the Commercial Code);
       (18) Assignment and acquisition of patent right or know-how of fifty million yen

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             (JPY50,000,000) or more per case (Article 260, paragraph 2, item 1 of the Commercial Code);
       (19) Acquisition and sale of long-term investment securities of one hundred million yen (JPY200,000,000) or more per case (Article 260, paragraph 2, item 1 of the Commercial Code);
       (20) Assignment and acquisition of operation (Article 260, paragraph 2, item 1 of the Commercial Code);
       (21) Capital contribution and financing of one hundred million yen (JPY200,000,000) or more per case (Article 260, paragraph 2, item 1 of the Commercial Code);
       (22) Borrowing and guarantee of obligation of one hundred million yen (JPY100,000,000) or more per case (Article 260, paragraph 2, item 2 of the Commercial Code);
       (23) Appointment and removal of chiefs and directors (Article 260, paragraph 2, item 3 of the Commercial Code); and (24) Establishment, alteration and abolishment of each division of the head office and branch offices (Article 260, paragraph 2, item 4 of the Commercial Code).

2.     Matters provided by the Articles of Incorporation:
       (1)    Appointment and removal of directors with special titles;
       (2) Appointment and removal of transfer agent and determination of its business handling office; and

3. Matters relating to important matters provided by the Securities Exchange Law (Article 166, paragraph 2 of the Securities Exchange Law):

      (1) Important matters relating to the decision makings relating to the business operations;
      (2) Important contingent matters not attributable to the decisions of the Company;
      (3) Important matters relating to the difference between proposed and actual settlement of account of sales, profits, etc.; and
      (4) Other important matters relating to management, operations, properties, etc. of the Company.

4.     Matters relating to important business operations:
       (1)    Annual business plan;
       (2)    Closing of register of shareholders and fixing of a record date;
       (3) Decisions on matters entrusted by resolution of general meetings of shareholders;
       (4)    Contribution of one million yen (JPY1,000,000) or more per case;
       (5)    Establishment of a subsidiary;

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       (6)    Reporting of investment status under the Corporate Funds
              Investment Policy; and

       (7) Any other matters which the President and Director determines necessary.

5. Establishment, abolishment and amendment of important internal rules and regulations
       (1)    Establishment of important internal rules and regulations

       (2) Amendment of the following internal rules and regulations The Share Handling Regulations
              The Regulations of the Board of Directors
              The Rules relating to Retirement Compensation for Auditors The Accounting Regulations
              The Rules relating to Calculation of Costs
              The Rules relating to Management of Fixed Assets
              The Rules relating to Management of Claims
              The Rules relating to Management of Inventory
              The Rules relating to Management of Budget
              The Rules relating to Extending of Credits
              The Rules relating to Internal Audits of Credits
              The Rules relating to Management of Sales
              The Rules relating to Organizations
              The Rules relating to Allotted Authorities
              The Rules relating to Allotted Operations
              The Rules relating to Managerial Approval
              The Rules relating to Management of Related Companies
              The Rules relating to Control of Insider Trading
              The Rules relating to Management of Seals
              The Rules relating to Handling of Documents

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